Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Investors: Jim Zeumer

(404) 978-6434

Email: jim.zeumer@pultegroup.com

PulteGroup Announces Early Results of Cash Tender Offers

Atlanta, Feb. 11, 2021 (GLOBE NEWSWIRE) — PulteGroup, Inc. (NYSE: PHM) (“PulteGroup” or the “Company”) announced today the results to date of PulteGroup’s previously announced cash tender offers (the “Tender Offers”) to purchase up to $300 million aggregate principal amount (the “Aggregate Maximum Tender Amount”) of its outstanding 5.500% senior notes due 2026 (the “2026 Notes”) and 5.000% senior notes due 2027 (the “2027 Notes” and, together with the 2026 Notes, the “Notes”), in the priorities set forth in the table below and subject to a maximum of $200 million aggregate principal amount of 2026 Notes (the “2026 Tender Cap”) and a maximum of $100 million aggregate principal amount of 2027 Notes (the “2027 Tender Cap” and together with the 2026 Tender Cap, the “Tender Caps”).

Based on information provided by Global Bondholder Services, Inc., the tender agent for the Tender Offers, approximately $300 million aggregate principal amount of Notes were validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on February 10, 2021 (the “Early Tender Time”). The following table sets forth the approximate aggregate principal amounts of each series of Notes that were validly tendered (and not validly withdrawn) as of the Early Tender Time and the principal amounts that, subject to satisfaction of the conditions to the Tender Offers described below, are expected to be accepted for purchase pursuant to the Tender Offers:

Title of Notes	CUSIP Numbers / ISIN	Aggregate Principal Amount Outstanding Prior to the Tender Offers(1)	Acceptance Priority Level	Total Consideration(2)(3)	Aggregate Principal Amount of Notes Tendered	Principal Amount of Notes Expected to Be Accepted for Purchase	Proration Factor(4)
5.500% Senior Notes due 2026	745867 AW1/US745867AW12	$700,000,000	1	$1,200.00	$371,437,000	$200,000,000	53.98%
5.000% Senior Notes due 2027	745867AX9/US74 5867AX94	$600,000,000	2	$1,195.00	$205,883,000	$100,000,000	48.85%

(1)	As of January 28, 2021.
(2)

Holders will also receive accrued and unpaid interest from and including the applicable last interest payment with respect to the Notes accepted for purchase to, but not including, the Early Settlement Date (as defined below).

(3)	Includes the Early Tender Premium (as defined below).
(4)	The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

The principal amount of each series of Notes expected to be accepted for purchase was determined pursuant to the terms and conditions of the Tender Offers as set forth in the Offer to Purchase, dated January 28, 2021 (the “Offer to Purchase”). Subject to satisfaction of the conditions to the Tender Offers set forth in the Offer to Purchase, the Company expects to accept and pay for Notes tendered prior to the Early Tender Time, subject to proration described herein, on or about February 12, 2021 (the “Early Settlement Date”).

Holders of Notes that have been validly tendered (and not validly withdrawn) by the Early Tender Time and accepted for purchase will receive the applicable Total Consideration set forth in the table above, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). In addition to the Total Consideration, all holders of Notes validly tendered (and not validly withdrawn) by the Early Tender Time and accepted for purchase will receive accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the Early Settlement Date. The deadline for holders to validly withdraw tenders of Notes has passed. Accordingly, tendered Notes may no longer be withdrawn or revoked, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.

Because holders of Notes subject to the Tender Offers validly tendered and did not validly withdraw Notes at or before the Early Tender Time in an amount that exceeds the Aggregate Maximum Tender Amount and, with respect to each series of the Notes, the Tender Cap applicable to such series, the Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time are expected to be accepted on a pro rata basis within each series, subject to a proration factor of approximately 53.98% with respect to the 2026 Notes and 48.85% with respect to the 2027 Notes. Consequently, although, the Tender Offers are scheduled to expire at 11:59 p.m., New York City time, at the end of February 25, 2021, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Time.

The Tender Offers are subject to the satisfaction of the conditions described in the Offer to Purchase. Such conditions may be waived by the Company in its sole discretion, subject to applicable law. Any waiver of a condition by the Company will not constitute a waiver of any other condition.

The dealer manager for the Tender Offers is Citigroup Global Markets Inc. Any questions regarding the terms of the Tender Offers should be directed to the Dealer Manager, Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106. The information agent and tender agent is Global Bondholder Services, Inc. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase or other documents relating to the Tender Offers should be directed to the information agent for the Tender Offers, Global Bondholder Services, Inc., (866) 470-4300 (toll-free) or (212) 430-3774.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offer is being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America’s largest homebuilding companies with operations in more than 40 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes, American West and John Wieland Homes and Neighborhoods, the Company is one of the industry’s most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup’s purpose is building incredible places where people can live their dreams.

For more information about PulteGroup, Inc. and PulteGroup’s brands, go to pultegroup.com; www.pulte.com; www.centex.com; www.delwebb.com; www.divosta.com; www.jwhomes.com; and www.americanwesthomes.com. Follow PulteGroup, Inc. on Twitter: @PulteGroupNews.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” “should”, “will” and similar expressions identify forward-looking statements, including statements related to any potential impairment charges and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions and the levels of our land spend; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws which could have a greater impact on our effective tax rate or the value of our deferred tax assets than we anticipate; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities; required accounting changes; terrorist acts and other acts of war; the negative impact of the COVID-19 pandemic on our financial position and ability to continue our Homebuilding or Financial Services activities at normal levels or at all in impacted areas; the duration, effect and severity of the COVID-19 pandemic; the measures that governmental authorities take to address the COVID-19 pandemic which may precipitate or exacerbate one or more of the above-mentioned and/or other risks and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period of time; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature.

See the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other public filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our businesses. PulteGroup undertakes no duty to update any forward-looking statement, whether as a result of new information, future events or changes in PulteGroup’s expectations.

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